            As filed with the Securities and Exchange Commission on June 7, 1996
                                                   Registration No. 333-________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                             ____________________

                   INTEGRATED PACKAGING ASSEMBLY CORPORATION
            (Exact name of registrant as specified in its charter)

         CALIFORNIA                                         77-0309372
  ------------------------                              ------------------
  (State of Incorporation)                               (I.R.S. Employer
                                                        Identification No.)

                               2221 Oakland Road
                          San Jose, California 95131
         (Address of Principal Executive Offices, including Zip Code)
                   ________________________________________

                            1993 Stock Option Plan
                        1996 Director Stock Option Plan
                       1996 Employee Stock Purchase Plan
                           (Full title of the plans)
                   ________________________________________

                             Victor A. Batinovich
                     President and Chief Executive Officer

                   INTEGRATED PACKAGING ASSEMBLY CORPORATION
                               2221 Oakland Road
                          San Jose, California 95131
                                (408) 321-3600
           (Name, address and telephone number of agent for service)
                             ____________________

                                   Copy to:

                              Richard C. DeGolia
                    WILSON SONSINI GOODRICH & ROSATI, P.C.
                              650 Page Mill Road
                          Palo Alto, California 94304
                             ____________________

================================================================================

                                           CALCULATION OF REGISTRATION FEE

===================================================================================================================

                                                               Proposed            Proposed
                                                               Maximum             Maximum             Amount of
                                           Amount to be     Offering Price        Aggregate          Registration
  Title of Securities to be Registered      Registered       Per Share(1)      Offering Price(1)         Fee
- -------------------------------------------------------------------------------------------------------------------
  Common Stock to be issued under             1,467,492             $7.346         $10,780,196          $3,717.31
  the 1993 Stock Option Plan
- -------------------------------------------------------------------------------------------------------------------
  Common Stock to be issued under               100,000              11.75           1,175,000             405.17
  the 1996 Director Stock Option
  Plan
- -------------------------------------------------------------------------------------------------------------------
  Common Stock to be issued under               400,000             9.9875           3,995,000           1,377.59
  the 1996 Employee Stock Purchase
  Plan
- -------------------------------------------------------------------------------------------------------------------
               Total                          1,967,492                            $15,950,196          $5,500.07
                                           ============                             ==========           ========
===================================================================================================================

(1) The Proposed Maximum Offering Price Per Share was estimated in part pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act") and, in part, pursuant to Rule 457(c) under the Act. Of the 14,467,492 shares of Common Stock being registered under the 1993 Stock Option Plan (the "Option Plan"), 787,133 shares are subject to outstanding options to purchase Common Stock. The Proposed Maximum Offering Price Per Share with respect to such 787,133 shares was estimated pursuant to Rule 457(h) by reference to the exercise price of such options. The weighted average exercise price of the 787,133 shares subject to outstanding options under the Option Plan is $3.54. With respect to the 680,359 shares of Common Stock available for future grant under the Option Plan and the 100,000 shares of Common Stock available for future grant under the 1996 Director Stock Option Plan (the "Director Plan"), the Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(c) whereby the per share price was determined by reference to the average between the high and low price reported on the Nasdaq National Market on June 6, 1996, which average was $11.75 (the "FMV"). With respect to the 400,000 shares of Common Stock available for future grant under the 1996 Employee Stock Purchase (the "Purchase Plan"), the Proposed Maximum Offering Price Per Share was estimated in accordance with the Purchase Plan whereby the Proposed Maximum Offering price was determined at 85% of the FMV which is $9.9875. The numbers referenced above with respect to the Option Plan represent a weighted average of the foregoing estimates calculated in accordance with Rule 457(h) and Rule 457(c).

                      REGISTRATION STATEMENT ON FORM S-8

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
        ---------------------------------------

        The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") by Integrated Packaging Assembly Corporation (the "Company") are hereby incorporated by reference in this Registration Statement:

        (a) The Registrant's prospectus dated February 28, 1996 contained in its Registration Statement on Form SB-2 (file no. 333-326-LA) filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), including any amendment or supplement thereto.

        (b) The description of the Company's common stock which is contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on February 7, 1996, and any description of any securities of the Registrant which is contained in any registration statement filed after the date hereof under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating any such description.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.
        -------------------------

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
        --------------------------------------

        Counsel for the Company, Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304, has rendered an opinion to the effect that the Common Stock offered hereby will, when issued in accordance with the 1993 Option Plan, the Director Plan and the Purchase Plan be legally and validly issued, fully paid and nonassessable. As of June 7, 1996, certain members of Wilson Sonsini Goodrich & Rosati, and investment partnerships if which such persons are partners, beneficially owned 76,633 shares of the Company's Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
        -----------------------------------------

        The Company's Bylaws provide that the Company shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent provided by California law, including those circumstances where indemnification would otherwise be discretionary under California law. The Company believes that indemnification under its Bylaws covers at least negligence on the part of indemnified parties. The Bylaws authorize the use of indemnification agreements and the Company has entered into such agreements with each of its directors and officers. The Company has obtained officer and director liability insurance with respect to certain matters, including matters arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. At present, there is no pending litigation or proceeding involving any director or officer, employee or agent of the Company where
indemnification will be required or permitted.   The Company is not aware of any
threatened litigation or proceeding which may result in a claim for such indemnification.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
        -----------------------------------

        Not applicable.

ITEM 8. EXHIBITS.
        --------

    Exhibit
    Number             Description
    ------- ----------------------------------
         4.1*   Form of Common Stock Certificate.

         4.2*   1993 Stock Option Plan.

         4.3*   1996 Director Stock Option Plan.

         4.4*   1996 Employee Stock Purchase Plan.

         5.1    Opinion of Counsel as to legality of securities being registered.

        23.1    Consent of Independent Accountants.

        23.2    Consent of Counsel (contained in Exhibit 5.1).

        24.1    Power of Attorney (see page II-5).

_____________

* Incorporated by reference to the Registrant's Registration Statement on Form SB-2 (File No. 333-326-LA), as amended, filed with the Securities and Exchange Commission on January 17, 1996.

ITEM 9. UNDERTAKINGS.
        ------------

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Exchange Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 7th day of June, 1996.

                            INTEGRATED PACKAGING ASSEMBLY CORPORATION


                            By: /s/ Victor A. Batinovich
                                ------------------------------------------------
                                     Victor A. Batinovich,
                                     President and Chief Executive Officer


                               POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Victor A. Batinovich and Tony Lin, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          Signature                           Title                       Date
 ---------------------------   ----------------------------------   ----------------
 /s/ Victor A. Batinovich      Director, Chief Executive Officer    June 7, 1996
 ---------------------------
 Victor A. Batinovich          and President (Principal Executive
                               Officer

 /s/ Tony Lin                  Chief Financial Officer (Principal   June 7, 1996
 ---------------------------
 Tony Lin                      Financial and Accounting Officer)

 /s/ Philip R. Chapman         Director                             June 7, 1996
 ---------------------------
 Philip R. Chapman

 /s/ Gill Cogan                Director                             June 7, 1996
 ---------------------------
 Gill Cogan

 /s/ Paul Low                  Director                             June 7, 1996
 ---------------------------
 Paul Low

 /s/ Eric A. Young             Director                             June 7, 1996
 ---------------------------
 Eric A. Young

                   INTEGRATED PACKAGING ASSEMBLY CORPORATION

                      REGISTRATION STATEMENT ON FORM S-8
                      ----------------------------------

                               INDEX TO EXHIBITS


  Exhibit
  Number              Description
 --------  -------------------------------------
    4.1*         Form of Common Stock Certificate.

    4.2*         1993 Stock Option Plan.

    4.3*         1996 Director Stock Option Plan.

    4.4*         1996 Employee Stock Purchase Plan

    5.1          Opinion of Counsel as to legality of
                 securities being registered.

   23.1          Consent of Independent Accountants.

   23.2          Consent of Counsel (contained in Exhibit 5.1).

   24.1          Power of Attorney (see page II-4).

_________________

* Incorporated by reference to the Registrant's Registration Statement on Form SB-2 (File No. 333-326-LA), as amended, filed with the Securities and Exchange Commission on January 17, 1996.